EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of JS Beauty Land Network Technology, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The annual report on Form 10-K for the fiscal year ended December 31, 2018 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 26, 2019

/s/ Faxian Qiang
Faxian Qiang
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

A signed original of this written statement required by Section 906 has been provided to JS BEAUTY LAND NETWORK TECHNOLOGY, INC. and will be retained by JS BEAUTY LAND NETWORK TECHNOLOGY, INC. and furnished to the Securities and Exchange Commission or its staff upon request.